Repap Enterprises, Inc. - Statement

   MONTREAL, Canada, August 1 - Repap Enterprises, Inc. today confirmed that the company has exercised its right pursuant to the Trust Indenture to pay the U.S. $129,995,000 8.5% convertible subordinated debentures due today in shares. A total of 619,023,800 shares have been issued to debenture holders at a price, determined in accordance with the terms of the Trust Indenture, of US $0.21 per share. With the issue of these shares, Repap now has 742, 460,637 shares outstanding.

   For further information: Stephen Larson, President and COO,
(514) 846-6234 or Kathleen V. Cornish, Vice President, Investor
Relations, (514) 846-6220.